UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2010

GOLDEN QUEEN MINING CO. LTD.
(Exact name of registrant as specified in its charter)

0-21777
(Commission File Number)

British Columbia, Canada	Not Applicable
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

6411 Imperial Avenue, West Vancouver, British Columbia, Canada, V7W 2J5
(Address of principal executive offices)    (Zip Code)

(604) 921-7570
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective September 1, 2010, Golden Queen Mining Co. Ltd. (the “Company”) adopted a new form of Articles, removed certain pre-existing company provisions under British Columbia corporate laws, and changed its authorized capital from 100,000,000 to 150,000,000 common shares, all without par value, and no preferred shares. The amendments were approved by shareholders of the Company at a special meeting of shareholders held on September 1, 2010.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held a special meeting of shareholders on September 1, 2010. At the special meeting, shareholders were asked to consider certain matters, as set out in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on August 4, 2010. The following is a report of the voting results:

1.	The motion to pass a special resolution to remove certain pre-existing company provisions under British Columbia corporate laws was passed.

2.	The motion to pass a special resolution to cancel the existing Articles of the Company and to adopt new Articles of the Company was passed.

3.	The motion to pass a special resolution to change the authorized capital of the Company from 100,000,000 to 150,000,000 common shares, all without par value, and no preferred shares was passed.

Item 9.01 Financial Statements and Exhibits

3.1	Notice of Articles.

3.2	Articles.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golden Queen Mining Co. Ltd.
Date: September 2, 2010	(Registrant)

/s/ Lutz Klingmann
Lutz Klingmann, President